UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 13, 2024

Cassava Sciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41905	91-1911336
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6801 N Capital of Texas Highway, Building 1; Suite 300
Austin, Texas 78731
(Address of principal executive offices, including zip code)

(512) 501-2444
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SAVA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events.

On September 13, 2024, Cassava Sciences, Inc. (the “Company” or “Cassava”) entered into a non-exclusive Consulting Agreement (the “Consulting Agreement”) with Remi Barbier, the Company’s former Chief Executive Officer. Pursuant to the Consulting Agreement, for a period of one year, Mr. Barbier will furnish consulting services as, and to the extent, reasonably requested by Cassava for purposes of providing information and support for scientific research and/or obtaining governmental approval for the Company’s products. Cassava may, in its sole discretion, extend the term of the Consulting Agreement for up to an additional year. Either party may terminate the Consulting Agreement at any time with thirty days’ notice. Mr. Barbier will be paid $100 per hour for such consulting services. Pursuant to the Consulting Agreement, Mr. Barbier also provides confidentiality and other customary covenants, terms and conditions during the Consulting Agreement’s term.

The Consulting Agreement does not alter Mr. Barbier’s severance benefits, which were described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 17, 2024.

The foregoing description of the Consulting Agreement is only a summary and is qualified in its entirety by reference to the full text of the Consulting Agreement, which is attached as Exhibit 10.1 hereto and incorporated into this Item 8.01 by reference.

9.01: Financial Statements and Exhibits

Exhibit No.	Description

10.1	Barbier Consulting Agreement dated September 13, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CASSAVA SCIENCES, INC.
a Delaware corporation

Date: September 17, 2024
	By:	/s/ Eric J. Schoen
Eric J. Schoen
Chief Financial Officer